EXHIBIT 99.1

CUSIP# 678046 10 3 NYSE Amex: BQI

NEWS RELEASE

DATE: February 3, 2012

Oilsands Quest Secures CDN$3.75 million Financing;
Agrees to Sell Non-Core Eagles Nest Asset for CDN$4.4 million

CALGARY, ALBERTA – Oilsands Quest Inc. (NYSE Amex: BQI) (“Oilsands Quest,” or “the Company”) has secured a commitment for debtor-in-possession ("DIP") financing of CDN$3.75 million (the "DIP Facility"), for the purposes of funding operating costs and other expenses while the Company proceeds with its previously-announced solicitation process while under creditor protection.

The DIP Facility is being provided by Century Services Inc. (the "DIP Lender") pursuant to the terms and conditions of a Commitment Letter dated February 1, 2012. The DIP Facility will be repayable on the earlier of one year following closing or the termination of the Order from the Alberta Court of Queen’s Bench (the “Court”) providing creditor protection under the Companies’ Creditors Arrangement Act (Canada) ("CCAA"). The DIP Facility is subject to the completion of definitive agreements and Court approval, which the company expects to obtain by February 16, 2012, after which advances under the DIP Facility will be available to Oilsands Quest.

Oilsands Quest has also entered into a purchase and sale agreement with an unrelated third-party entity to sell its non-core Eagles Nest asset for CDN$4.4 million. The purchaser has agreed to pay deposits of CDN$300,000 by February 21, 2012 with closing anticipated on or before March 23, 2012. The asset sale is also conditional on Court approval and normal closing conditions and adjustments. There can therefore be no assurance that the sale will be concluded.

The Eagles Nest prospect covers 22,773 acres (9,216 hectares) located in the Athabasca oil sands region northwest of Fort McMurray, Alberta. The property is geographically distant from Oilsands Quest’s other oil sands discoveries and largely unexplored. Resource estimates for the property are available on the Company’s website.

TD Securities Inc. acted as financial advisor to Oilsands Quest on the sale of Eagles Nest and, as previously disclosed, continues to assist the Company with the ongoing solicitation process.

Oilsands Quest continues to operate under the protection of CCAA with the assistance of a Court-appointed monitor. The Company’s common shares remain suspended from trading until either a delisting occurs or until the NYSE permits the resumption of trading.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery. It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For more information:
Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941

CUSIP# 678046 10 3 NYSE Amex: BQI

Forward-looking statements:

This news release includes certain statements that may be deemed to be “forward-looking statements,” including the expected date for obtaining court approval of the DIP Facility and the expected date for closing the sale of the Eagles Nest asset. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to the ability to raise additional capital, risks associated with the Company’s ability to implement its business plan, its ability to successfully complete the previously announced solicitation process while under creditor protection, its ability to submit a timely plan to its stakeholders and the court under the CCAA and to resolve its operational, legal and financial difficulties, the possible delisting of its securities from NYSE Amex, risks inherent in the oil sands industry, regulatory and economic risks, land tenure risks and those factors listed under the caption “Risk Factors” in the Company’s Form 10-Q filed with the Securities and Exchange Commission on December 9, 2011. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.